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                                                                   EXHIBIT 10.18

       SECOND AMENDMENT TO AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

     The NeuroMetrix, Inc. Amended and Restated 1998 Equity Incentive Plan, as amended (the "Plan"), is hereby amended as follows:

     Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

          5.1 NUMBER OF SHARES. Awards may be made under the Plan for up to 5,000,000 Shares, of which up to 5,000,000 Shares may be ISOs. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.


     This amendment shall be effective as of the date on which it is approved by the stockholders of NeuroMetrix, Inc.


APPROVED BY BOARD: June 2, 2004


APPROVED BY STOCKHOLDERS: June 18, 2004